        EXHIBIT 77(O) MORGAN STANLEY DEAN WITTER SHORT TERM BOND FUND
        10f-3 transactions for the period December 31, 1999- March 31, 2000


                                                                          TOTAL
                                                                          ISSUED/
                                 DATE       PRICE   SHARES       % of     PRINCIPAL         PURCHASED
SECURITY                         PURCHASED  SHARE   PURCHASED    Assets   AMOUNT            BY GROUP  BROKER(S)

Raytheon  7.9 03/01/03           03/02/00  $ 99.83  $2,000,000   1.54%    $800,000,000.00   0.250%    Lehman Brothers



